EXHIBIT 3.6

ARTICLES OF INCORPORATION

OF

MID-SOUTH MFG., INC.

     The undersigned, being a natural person of the age of twenty-one (21) years or more, for the purpose of forming a corporation pursuant to and under the Arkansas Business Corporation Act, being Act No. 576 of the Acts of Arkansas of 1965, as amended, does hereby certify as follows:

I.

     The name of this Corporation is Mid-South Mfg., Inc.

II.

     The period of existence of this Corporation shall be perpetual.

III.

     The purposes for which this Corporation is organized are:

to manufacture, process, sell and otherwise trade and deal in products of whatever nature desirable; to do all things and perform all acts incidental or appropriate thereto; and to engage in such other businesses related or unrelated as may from time to time seem desirable.

IV.

     The Corporation shall be authorized to issue an aggregate number of 10,000 shares of stock of a par value of one dollar per share.

V.

     The Corporation shall not commence business until consideration of the value of at least three hundred dollars has been received for the issuance of shares.

VI.

     The address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation, at the initial registered address , are as follows:

James A. Buttry
1100 Boyle Building
Fifth and Main
Little Rock, Arkansas 72201

VII.

     The number of Directors constituting the initial Board of Directors of the Corporation is three.

VIII.

     The name and address of the Incorporator of the Corporation is:

William L. Patton, Jr.
1100 Boyle Building
Fifth and Main
Little Rock, Arkansas 72201

IX.

     The Corporation shall have all the powers enumerated in the Arkansas Business Corporation Act.

     IN WITNESS WHEREOF I have executed these Articles of Incorporation, as Incorporator, on this   25th   day of   September     , 1970.

/s/ William L. Patton, Jr.

William L. Patton, Jr.

STATE OF ARKANSAS	)
)
COUNTY OF PULASKI	)

     BE IT REMEMBERED that on this   25th   day of   September     , 1970, personally cam before me the undersigned, a notary public, William L. Patton, Jr. , party to the foregoing Articles of Incorporation, to me personally known to be such, acknowledged the same to be the act and deed of himself and that the facts therein stated are true as set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this   25th   day of   September           , 1970.

/s/ Jo Ann McLure Notary Public
My commission expires:

9/1/73